                                                                     Exhibit 4.1

    NUMBER                                    UNITS
U-__________


  SEE REVERSE FOR         HARBOR BUSINESS ACQUISITION CORP.
CERTAIN DEFINITIONS


                                                                    CUSIP ______

     UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO WARRANTS EACH TO
                       PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT_____________________________________________________________

is the owner of_________________________________________________________________
Units.

Each Unit ("Unit") consists of one (1) share of common stock, par value $0.001 per share ("Common Stock"), of Harbor Business Acquisition Corp., a Delaware corporation (the "Company"), and two (2) warrants (the "Warrant(s)"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $5.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) the Company's completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) ___________, 2007, and will expire unless exercised before 5:00 p.m., New York City Time, on ____________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to __________, 2006, subject to earlier separation in the discretion of H.C. Wainwright & Co., Inc. The terms of the Warrants are governed by a Warrant Agreement, dated as of _______, 2006, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.


By:


                       [HARBOR BUSINESS ACQUISITION CORP.
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                     2006]

_________________________________              _________________________________
            Chairman of the Board              Secretary

                        HARBOR BUSINESS ACQUISITION CORP.

         The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM -         as tenants in common                        UNIF GIFT MIN ACT - _____ Custodian _______
         TEN ENT -         as tenants by the entireties                                    (Cust)          (Minor)
         JT TEN -          as joint tenants with right of survivorship           under Uniform Gifts to Minors
                           and not as tenants in common                          Act ______________
                                                                                      (State)

Additional Abbreviations may also be used though not in the above list.





         For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
|-------------------------------------|
|                                     |
|-------------------------------------|

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Units

represented by the within Certificate, and do hereby irrevocably constitute and appoint

______________________________________________________________________  Attorney
to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated_______________________


                           _____________________________________________________
                           NOTICE: The signature to this assignment must
                                   correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS
AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH
MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE
MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).